GROUND LEASE AGREEMENT


     THIS GROUND LEASE AGREEMENT ("Lease") is made by and between ALBEMARLE CORPORATION, a Virginia corporation, with offices located at 451 Florida Street, Baton Rouge, Louisiana 70801 ("Lessor") and MEMC PASADENA, INC., a Delaware corporation, with offices located at 3000 N. South Street, Pasadena, TX 77503 ("Lessee") and is effective as of this 31st day of July, 1995.

                              W I T N E S S E T H:

     WHEREAS:

     A. Lessor is the owner in fee simple of a parcel of real estate containing approximately 477 acres in Pasadena, Texas, as more fully described in Exhibit A-1 hereto, and as depicted on Exhibit A-2 hereto (the "Pasadena Plant").

     B. Lessee desires to lease from Lessor a portion of the Pasadena Plant, which portion contains approximately 12.3 acres as described in Exhibit B-1, and as depicted on Exhibit B-2 (collectively, the "Land"). As used herein, the term "Land" refers to the real property only, and not to any improvements thereon from time to time during the term hereof.

     C. Lessor desires to lease the Land to Lessee pursuant to the terms contained herein.

     D. Lessor and Lessee have entered into that certain Operating Agreement of even date herewith (the "Operating Agreement") with respect to Albemarle's operation of the Electronic Materials Facility (as defined in the Operating Agreement), such Operating Agreement to be for a period of up to five (5) years after the Closing Date and a Utilities and Services Agreement of even date herewith (the "Utilities and Services Agreement") with respect to the supply of Utilities and Services (as defined in the Utilities and Services Agreement) after termination of the Operating Agreement.

     NOW, THEREFORE, in consideration of the premises and the rents and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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                                   SECTION 1.

                  DEMISE, DESCRIPTION, USE OF THE LAND AND TERM

     1.1 Demise, Description and Use. Lessor leases to Lessee and Lessee rents from Lessor, for the purposes described below and for no other purpose, the surface of the Land. This Lease is a surface lease only, and Lessee is granted no rights of any kind to any oil and gas or other mineral contained under the surface of the Land, such rights being expressly reserved to Lessor. The Land may only be used as follows:

     A. The Land may be used for the production of such granular polysilicon, silane, sodium aluminum hydride, sodium aluminum fluoride and sodium ethyl silicate products and such other products as may be permitted by the Operating Agreement (collectively the "Permitted Products") and Lessee's general activities in association with the production of the Permitted Products.

     B. In the event Lessee desires to use the Land for the manufacture of silicon derivatives (whether in commercial quantities or not) other than the Permitted Products ("Other Products"), Lessee shall so advise Lessor in writing not less than three (3) months prior to the anticipated commencement of production of the Other Products, and Lessee and Lessor shall meet an discuss in good faith the proposed manufacture of the Other Products by Lessee on the Land. Lessor's prior written consent shall be required prior to the manufacture of Other Products on the Land, which consent shall not be unreasonably withheld or delayed.

     C. The Land may not be used for any other reason, nor may Lessee produce, manufacture, store or process at the Land any products, chemicals, substances or materials of any kind (except as a raw material, processing material, byproduct or waste of the products permitted to be produced pursuant to (A) or (B)) except with the prior written consent of Lessor, which may or may not grant such a request in its sole discretion.

     1.2 Term. The initial term of this Lease ("Initial Term") shall commence upon the Commencement Date (as hereinafter defined) and shall terminate on the day which is one day prior to the 35th anniversary of the Commencement Date, unless sooner terminated as herein provided. The Initial Term shall be extended automatically for four (4) additional five (5) year periods (an "Extension Term") unless Lessee shall have given Lessor written notice on non-renewal at least 12 months prior to the end of the Initial Term or any subsequent Extension Term (the Initial Term and any Extension Term are referred to as the "Lease Term"). The last day of the Lease Term is called the Termination Date. If at any time during the term of this Lease and prior to the Termination Date, Lessee permanently ceases or suspends for a period in excess of two years the

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production in commercial  quantities of Permitted Products and Other Products on the Land, then upon written notice by Lessor to Lessee, this Lease shall be terminated ("Early Termination Date") and at the Early Termination Date all of the provisions regarding termination of this Lease shall become immediately applicable, and all of Lessee's right and interest in and to the Land shall terminate.

     1.3 Commencement Date. The Commencement Date shall be the Closing Date as defined in that certain Asset Purchase Agreement among Lessee, MEMC Electronic Materials Company, Inc. and Lessor of even date herewith.

                                   SECTION 2.

                            RENT, TAXES AND UTILITIES

     2.1 Rent. Lessee covenants and agrees to pay Lessor the amount of One and No/100ths Dollar ($1.00) per year of the Lease Term representing rent ("Rent"). Rent shall be payable on the Commencement Date and on each annual anniversary of the Commencement Date throughout the Lease Term.

     2.2 Taxes. During the Lease Term, Lessee shall pay when due all real estate taxes, installments of special assessments, sewer rental, rates and charges, transit taxes, state or local governmental charges, whether general, special, ordinary or extraordinary, which shall now or hereafter be assessed against the Land (collectively, "Taxes"). Lessor shall be obligated to pay the portion, if any, of any bill for Taxes applicable to the period prior to the Commencement Date and to the period after the expiration or earlier termination of the Lease Term. In the event that the Land is not currently separately assessed as a distinct parcel of real property, then Lessor and Lessee shall cooperate in good faith to take all reasonable steps necessary to cause the Land to be separately assessed for Taxes. Until the Land has been separately assessed for Taxes, Lessor and Lessee agree to negotiate in good faith to determine an allocation of Taxes attributable to the Land based upon the relative fair market value of the Land as compared to the larger parcel of real property on which the applicable tax bill pertains. In the event that Lessor and Lessee fail to agree upon such allocation, then the matter shall be resolved by arbitration in accordance with the provisions of Article 28.04 of the Operating Agreement. Upon written request of Lessor, Lessee shall deliver to Lessor proof of payment of all Taxes. In the event that Lessee fails to pay any such Taxes when due, Lessor may, but shall not be obligated to, pay such Taxes, in which event, Lessee shall be obligated to immediately reimburse Lessor for such sums paid by Lessor, plus interest on such sums from the date paid by Lessor until payment is made by Lessee to Lessor at a rate equal to five (5%) percent per annum above the Prime Rate, or at the maximum legal rate, whichever is lower. For purposes of this Lease, the term "Prime Rate" shall mean the base rate of interest charged on corporate loans at large U.S. money center commercial banks as reported in The Wall Street Journal, Midwest Edition, under the heading "Money Rates."

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     2.3 Contest of Taxes.  In the event that Lessee  makes a request of Lessor,
Lessor may, at Lessee's expense, contest by legal proceeding, or in such other manner as may be reasonably specified by Lessee, the validity or amount of any Taxes or the assessed value of the Land. In the event that Lessor fails to do so after a request has been made by Lessee, then Lessee shall have the right to contest by legal proceeding, or in such other manner as may be reasonably determined by Lessee, the validity or amount of any Taxes or the assessed value of the Land. Lessee may conduct said contest in name of Lessor, if necessary. Prior to any such contest by legal proceeding or other action, Lessee shall deposit with Lessor an amount equal to the Taxes levied by the taxing authority. If the contest by legal proceeding or other action is successful, then Lessor shall immediately return to Lessee the portion of such deposit which is not owed as Taxes. Lessor shall, within fifteen (15) days after learning of any increase of change in the assessment or the rate of Taxes, advise Lessee in writing thereof and Lessee shall, within ten (10) days of the receipt of said notice from Lessor, advise Lessor in writing in the event Lessee elects to contest said change. Lessor agrees that it will, at Lessee's expense, provide reasonable cooperation to Lessee in connection with such contest. Any contest conducted by Lessee hereunder shall be at Lessee's expense, and, in the event that any penalties, interest or late charges become payable with respect to the Taxes as a result of such contest, Lessee shall pay the same or shall reimburse Lessor therefor.

     2.4 Utilities. Lessee shall be responsible for the payment of all utilities, including, without limitation, water, gas and electricity for the Land. Notwithstanding the above, in the event of any conflict between the terms of this paragraph and the terms of the Operating Agreement or the Utilities and Services Agreement, the terms of said Operating Agreement or Utilities and Services Agreement shall control.

     2.5 Triple Net Lease. Except as otherwise specifically provided herein, this Lease is intended by the parties to be interpreted for all purposes as a triple net lease.

                                   SECTION 3.

                      TITLE, QUIET ENJOYMENT AND POSSESSION

     3.1 Title and Quiet Enjoyment. Lessor represents and warrants to Lessee that Lessor has good and marketable legal title to the Land, subject to those liens, mortgage, charges, pledges, easements, encumbrances and imperfections of title of record. Lessor has full power and authority to enter into and perform this Lease, and Lessee shall have quiet and peaceable possession of the demised premises during the Lease Term. This Lease is subject to existing easements and rights of way, if any, including pipeline(s), utilities (including firewater and other connections of Lessor), and any government restrictions.

     3.2 Possession. Lessor covenants that it will deliver to Lessee possession of the Land at the Commencement Date. No rents or other charges shall accrue or be payable by Lessee during any period prior to such tender.

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                                   SECTION 4.

                      CONDITION AND IMPROVEMENT OF PREMISES

     4.1 Condition. Other than the warranties of title, quiet enjoyment and possession as provided above, or as otherwise set forth in the Asset Purchase Agreement, the Operating Agreement or the Utilities and Services Agreement, Lessor provides the Land to Lessee "as-is" and "where-is", without any warranty of any kind, including any warranty of merchantability or fitness for any particular purpose.

     4.2 Compliance. During the term of this Lease, each of Lessor and Lessee shall comply with all applicable statutes, ordinances, rules, orders, regulations and requirements (including but not limited to matters relating to the environment) of the Federal, State and municipal governments and of any of their departments or bureaus (hereinafter "Laws") affecting the Land. Lessee shall at all times operate and maintain the Land so as not to cause a nuisance or be a hazard to safety or the environment. Lessee agrees to defend, indemnify and hold Lessor, its successor and assigns and their officers, directors, employees and representatives from and against any non-compliance by Lessee with Laws and Lessee's obligations under this Section.

     4.3 Improvements. Lessee shall have the right at any time during the Lease Term, at its sole cost and expense, to demolish, rebuild, repair or construct any Improvement(s) (as hereinafter defined) on the Land as well as any preliminary work required to effect such Improvements, provided that same is in compliance with all Laws and the terms of this Lease. During the Lease Term, all Improvements shall be deemed the property of Lessee. Upon the termination of the Lease Term, Lessee shall, unless Lessor directs otherwise, remove from the Land all above ground structures, improvements and foundations, whether or not installed, erected or placed on the Land by Lessee. If Lessee fails to remove all such structures, improvements and foundations or other property which currently exist or which it may have installed, erected or placed upon the Land, Lessor may remove same at Lessee's cost and expense or retain such without compensation to Lessee. For purposes of this Lease, an "Improvement" is any valuable addition or amelioration to the Land intended to enhance its value, beauty, utility or to adapt it for a specific purpose, including, but not limited to, structures, streets, sidewalks, sewers, utilities and landscaping, both above ground and below.

     4.4 Easements.

     4.4.1 Reciprocal Easement. Lessor and Lessee hereby covenant and agree that they will enter into a legally valid, binding and recorded reciprocal easement agreement (substantially in the form attached hereto as Exhibit C) whereby the parties will grant to each other easements for pedestrians and vehicular access over the Pasadena Plant and the Land respectively for the parties' respective licensees' and the parties' invitees' mutual use and benefit. Said easement shall be entered into as of the Commencement Date.

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        4.4.2 Lessee Utility Easement. Lessee covenants and agrees that, at the request of Lessor, Lessee shall promptly execute and deliver a legally valid, binding and recordable easement agreement (which shall be for the full term of the Lease (or such longer period as Lessee shall have an interest in the Land)) (substantially in the form attached hereto as Exhibit D) whereby Lessee provides one or more easements to Lessor over, across, upon, in or under, as the case may be, a certain portion or portions of the Land to be agreed upon in good faith between the parties to enable Lessor to obtain, install, operate, maintain, repair and replace utilities, including, without limitation, electricity, gas, telephone, sewage and water from the applicable providers to service the Pasadena Plant, and to repair fences, it being the intent that the location of such easements shall be in the most convenient place for the provision of such utilities to the extent reasonably practicable, while providing the least inconvenience to Lessee. Lessee shall also provide Lessor, its agents and contractors, access across other parts of the Land for the purpose of ingress and egress to said easement locations.

         4.4.3 Lessor Utility Easement. Lessor covenants and agrees that, at the request of Lessee, Lessor shall promptly execute and deliver a legally valid, binding and recordable easement agreement (which shall be for the full term of the Lease (or such longer period as Lessee shall have an interest in the Land)) (substantially in the form attached hereto as Exhibit D) whereby Lessor provides one or more easements to Lessee over, across, upon, in or under, as the case may be, a certain portion or portions of the Pasadena Plant to be agreed upon in good faith between the parties to enable Lessee to obtain, install, operate, maintain, repair and replace utilities, including, without limitation, electricity, gas, telephone, sewage and water from the applicable providers to service the Land, and to repair fences, it being the intent that the location of such easements shall be in the most convenient place for the provision of such utilities to the extent reasonably practicable, while providing the least inconvenience to Lessor. Lessor shall also provide Lessee, its agents and contractors, access across other parts of the Pasadena Plant for the purpose of ingress and egress to said easement locations.

     4.4.4 Compliance with Rules and Regulations. While on the property of the other party, Lessor and Lessee agree to cause all persons utilizing any easements (including, without limitation, Lessor's and Lessee's employees, customers, invitees and contractors) to obey fully all rules and regulations of the other party, including but not limited to rules and regulations relating to safety, security and vehicle operation.

     4.5 Fencing. Lessee, at its expense, will at Lessor's request erect a fence along the perimeter of the Land, and as described in and depicted on Exhibit B-2. Lessor shall permit Lessee and its agents and contractors access over the Pasadena Plant to the extent reasonably necessary or convenient in connection with the ongoing maintenance, repair and replacement of said fence. Except as otherwise agreed to by the parties in writing, Lessee shall at all times be responsible for furnishing its own security for its personnel and property and Lessor shall not provide any security services to Lessee.

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                                  SECTION 5.

                  NO ENCUMBRANCE OF LESSEE'S LEASEHOLD INTEREST

     5.1 Lessee may not encumber by mortgage, deed of trust or otherwise, Lessee's leasehold interest and estate in the Land.

                                   SECTION 6.

                            ASSIGNMENT AND SUBLETTING

     6.1 Assignment. Lessee shall have the right to assign this Lease together with all of the rights of the Lessee hereunder only to a successor in interest to substantially all of Lessee's polysilicon manufacturing business carried out on the Land. Otherwise, Lessee may not assign this Lease without the prior written consent of Lessor, and any attempted assignment will be null and void. Lessee shall give Lessor notice of any intended assignment of this Lease not less than thirty (30) days prior to the proposed effective date of such assignment. In the event that any proposed assignee of Lessee is a competitor of products manufactured by Lessor, Ethyl Corporation or the successors to either of their products produced at the Pasadena Plant, or becomes an affiliate or merged with a competitor of products manufactured by Lessor, Ethyl Corporation or the successors to either of their products produced at the Pasadena Plant, then, as a condition of such assignment or subleasing, Lessor shall have the right to require such assignee or sublessee and its representatives to agree to reasonable obligations of confidentiality and non-use with respect to any proprietary information of Lessor, Ethyl Corporation, or the successors to either of their products produced at the Pasadena Plant, as the case may be, of which it or they may become aware of at the Pasadena Plant.

     6.2 Sublet. Lessee shall not sublet the Land, this Lease, or any portion thereof, at any time, without the prior written consent of Lessor.

     6.3 Lessor Restriction. Lessor is hereby prohibited from assigning this Lease or agreeing to assign this Lease to or with any other party (other than to any successor in interest to Lessor's equitable interest in the Land, and pursuant to which assignment shall be mandatory upon Lessor, and which Lessor shall obtain an assumption, in writing, from such successor of the terms and provisions of this Lease) and any attempt to do so shall be deemed null and void. In the event that any proposed assignee of Lessor is a competitor of products manufactured by Lessee or its successor on the Land, or becomes an affiliate of or merged with a competitor of products manufactured by Lessee or its successor on the Land, then, as a condition of such assignment or subleasing, Lessee shall have the right to require such assignee or sublessee and its representatives to agree to reasonable obligations of confidentiality and non-use with respect to any proprietary information of Lessee or its successor for products produced on the Land, or of which it or they may become aware of at the Land.

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                                   SECTION 7.

               DAMAGE AND DESTRUCTION, INDEMNIFICATION, INSURANCE

     7.1 Damage or Destruction of Improvements. If at any time during the Lease Term Improvements which are erected upon the Land are damaged or destroyed, Lessee shall not be obligated to repair or replace any damaged or destroyed Improvements.

     7.2 Cooperation. Lessor and Lessee agree to cooperate with each other in good faith to develop methods to minimize exposure for claims from employees, subcontractors and invitees.

     7.3 Liability Insurance. Lessor and Lessee shall each (at their own cost) obtain comprehensive general liability coverage of not less than $5,000,000, as part of its insurance coverage for the Pasadena Plant and the Land, respectively, and shall name the other party as an additional insured. The parties shall provide each other with certification of such insurance upon written request. This minimum coverage shall be adjusted for inflation during the Lease Term.

     7.4 Waiver of Subrogation. Whenever any loss, cost, damage or expense resulting from public liability or any other casualty is incurred by either of the parties to this Lease in connection with the Pasadena Plant or the Land and such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense, said covered party hereby releases the other party of any and all liability to the extent of any amount recovered by reason of such insurance and waives any right of subrogation, which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage.

                                   SECTION 8.

                             REPAIRS AND MAINTENANCE

     8.1 Maintenance and Repair. Except as provided in Section 7.1 to the contrary, during the term of this Lease, the Land and all buildings and Improvements thereon shall be kept by Lessee in a safe, clean and serviceable, and environmentally sound condition and in a good state of repair (all maintenance is to be at Lessee's sole cost and expense). Except as provided in
Section 7.1 to the contrary, Lessee will keep the Land, the buildings and the Improvements (including sidewalks, roads and driveways) in general conformance with the condition of the Pasadena Plant. Except to the extent otherwise provided herein or in any other agreement between Lessor and Lessee, Lessor shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature or description to the Improvements, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen.

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     8.2 No  Mechanic's  Liens.  Lessee  shall  not  permit  any  mechanic's  or materialmen's liens (herein collectively called "mechanic's liens") to be filed against the Land by reason of services or material supplied or claimed to have been supplied. If any such mechanic's liens shall at any time be filed, Lessee shall cause the same to be discharged of record within thirty (30) days after the recording thereof or diligently contest same and if judgment is rendered, pay such judgment. If Lessee shall fail to discharge such mechanic's liens upon such judgment, then, in addition to any other right or remedy, Lessor party may,
but  shall  not  be  obligated  to,   discharge  the  lien,   after   reasonable
investigation as to its validity. All amounts expended by Lessor to contest or discharge such lien, or both, shall be subject to immediate reimbursement by Lessee on demand, and shall be subject to interest until paid at the rate of five percent (5%) plus the Prime Rate, or the maximum legal rate, whichever is less.

                                   SECTION 9.

                                  CONDEMNATION

     9.1 Taking of Whole. If the whole of the Land shall be taken, condemned or acquired by deed in lieu thereof by any competent authority or if such a portion of the Land shall be so taken or acquired that as a result thereof the balance cannot, in Lessee's opinion, be used for Lessee's intended use, then in either of such events, the Lease Term shall terminate upon, at Lessee's election, either (i) commencement of the condemnation action or notice thereof, or (ii) delivery of possession to the condemning authority. In either case, all rental and other sums payable shall hereunder be prorated to such date.

     9.2 Partial Taking. If only a part of the Land shall be so taken, condemned or acquired, and as a result thereof the balance of the Land can, in Lessee's opinion, be used for Lessee's intended use, then this Lease shall not terminate, and rental to be paid from the date of such taking until the end of the Lease Term shall be reduced in proportion to the square footage taken, condemned or acquired.

     9.3 Apportionment. In the event of the occurrence of either a taking of the whole pursuant to Section 9.1 or a partial taking pursuant to Section 9.2, then any award from the condemning authority for the taking of the Land shall be paid to Lessor and any awarded from the condemning authority for the taking of the Improvements shall be paid to Lessee.

                                   SECTION 10.

                              REMEDIES FOR DEFAULT

     10.1 Lessor's Remedies. If the Rent or any other payments due hereunder, including Taxes, is not paid when same becomes due and payable and such monetary default shall continue for thirty (30) days or more (after written notice of such default by Lessor), or if default shall be made in the observance or performance of any of the other mutual covenants or conditions in this Lease which Lessee is required to observe and perform and such nonmonetary default

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shall continue for sixty (60) days or more after written notice to Lessee (under such default cannot be cured within said 60 days and Lessee diligently pursues said cure), Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, with any additional notice required by law, Lessor may terminate this Lease and the term created hereby, in which event Lessee shall surrender the Land and shall, unless Lessor directs otherwise, remove all of Lessee's equipment, inventories, supplies and other personal property within a reasonable time period.

     10.2 Lessor's and Lessee's Remedies. Lessor and Lessee shall have any and all remedies afforded by law and equity against the other, including specific performance and offset, in the event that Lessor or Lessee, as the case may be, defaults under any of the covenants, conditions or agreements contained in this Lease.

     10.3 Expenses of Enforcement. Anything herein to the contrary notwithstanding, with regard to any controversy between Lessor and Lessee respecting this Lease or acts or omissions done or suffered to be done pursuant hereto, or any claims or action arising thereunder, the prevailing party shall be entitled to recover, in addition to all damages and costs which would otherwise be recoverable, all reasonable expenses, including fees of counsel, incurred by such prevailing party in connection with such controversy, claim or action, irrespective of whether such claim is liquidated, or whether such controversy, claim or action is prosecuted to a final judgment.

     10.4 Right of Parties to Perform. If Lessee, as the case may be, shall default in the performance of any covenant on its part to be performed herein or shall breach any representation or warranty given herein and shall fail to remedy such default or breach with reasonable dispatch after the Lessor shall have notified Lessee in writing of such default or breach, Lessor, without being obligated to do so and without thereby waiving such default or breach, may taken such action as is reasonable and appropriate to cure such default or breach. Lessor's reasonable expenditures and costs in connection therewith shall be at Lessee's expense and shall be payable as additional rent within thirty (30) days after demand therefor is made by Lessor.

     10.5 Remedies Cumulative. All remedies herein conferred upon parties shall be cumulative and no one remedy shall be exclusive of any other remedy conferred herein or by law.

                                   SECTION 11.

                                  MISCELLANEOUS

     11.1 Entire Agreement. This Lease and the Exhibits attached hereto and forming a part hereof set forth all the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Land, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth, except as herein otherwise provided. No subsequent alteration, amendment, change or addition to the Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

     11.2 Binding Effect. The terms, agreements, covenants and conditions contained in this Lease are binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     11.4 Notices. Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be in writing and be delivered in person, sent by private (including U.S. Postage Service) overnight courier, postage prepaid and shall be addressed as follows:

         If to Lessor:

         Albemarle Corporation
         451 Florida Street
         Baton Rouge, Louisiana 70801
         Attention:  Vice President, Manufacturing

         with a copy to:

         Albemarle Corporation
         451 Florida Street
         Baton Rouge, Louisiana 70801
         Attention:  Law Department

         If to Lessee:

         MEMC Pasadena, Inc.
         c/o MEMC Electronic Materials, Inc.
         501 Pearl Drive, P.O. Box 8
         St. Peters, MO 63376
         Attention:  President-MEMC Pasadena, Inc.

         copy to:

         MEMC Pasadena Site Manager
         3000 N. South Street
         Pasadena, TX
         Attention:  MEMC Site Coordinator

or at such other address as Lessee or Lessor shall designate by written notice to the other. Any such notice, demand, request or other instrument shall be deemed to have been given in the case of personal delivery or overnight courier on the date of actual receipt of delivery or refusal of delivery and in the case of United States certified mail three (3) days after deposit with the United States Postal Service.

     11.4 Captions and Section Numbers. The captions, section numbers, article numbers, and table of contents appearing in or attached to this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

     11.5 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

     11.6 Insolvency. If Lessee or Guarantor (as defined in Section 12 below) makes an assignment for the benefit of its creditor(s), or attachment or garnishment proceedings are commenced, or a receiver is appointed over any property of Lessee or Guarantor, or proceedings are instituted by or against Lessee or Guarantor hereto under the Bankruptcy Code, then Lessor may terminate this Agreement effective upon the date of such assignment, commencement, appointment of institution or proceedings.

     11.7 Construction of Lease. The language in all parts of Lease shall in all cases be construed as a whole according to its fair meaning.

     11.8 Governing Law. This Lease shall be construed and governed by the internal laws and decisions of the State of Texas.

     11.9 Memorandum. Lessee has the right to record a memorandum of this Lease with a legal description of the Land with the county recorder or other applicable governmental authority with reference to the Lease and any other terms Lessee so determines.

     11.10 Option to Terminate. Lessee shall have the right to terminate this Lease upon (i) delivering written notice to Lessor of its intent to do so, and
(ii) paying to Lessor a termination fee equal to the amount of Rent due for the remainder of the Lease Term and any payments then due or accrued, including Taxes, up to the date of termination. Lessee shall be relieved from any further liability for rent from the effective date of termination, provided that this will not release Lessee from liability for occurrences prior to the effective date of termination, Lessee's obligations with respect to return of the Land to Lessor in the condition specified by this Lease or Lessee's violation of any laws or governmental regulations (including without limitation, environmental laws and regulations) during the Lease.

                                   SECTION 12.

                                    GUARANTY

     12.1 Guaranty. MEMC Electronic Materials, Inc., parent company of Lessor, absolutely, unconditionally and irrevocably the obligations of Lessor pursuant to this Lease, and as such, is a contracting party to this Lease.

LESSOR:                                      LESSEE:
ALBEMARLE CORPORATION                        MEMC PASADENA, INC.



By:  /s/ Thomas A. Aron                   By: /s/  John De Luca
   -------------------------------              ------------------------------
Its:  Senior Vice President                  Its:  President




Subscribed before me this 31st day          Subscribed before me this 31st day
of July 1995                                of July 1995

/s/ Laura Pearson                           /s/ Laura Pearson
----------------------------------          ----------------------------------

Notary Public                                Notary Public
My commission expires: 6/20/96               My commission expires: 6/20/96
                       -----------                                ------------

                                             MEMC ELECTRONIC MATERIALS, INC.



                                             By: /s/ John De Luca
                                                -------------------------------
                                             Its:

                                             Subscribed before me this 31st day
                                             of July 1995

                                             /s/ Laura Pearson
                                             ----------------------------------

                                             Notary Public
                                             My commission expires: 6/20/96
                                                                    ------------

                                                                     EXHIBIT A-1

                           METES AND BOUND DESCRIPTION
                             477.4217 ACRES OF LAND
                                 LOCATED IN THE
                        THOMAS EARLE SURVEY, A-18 AND THE
                           JAMES SEYMOUR SURVEY, A-698
                              HARRIS COUNTY, TEXAS

     BEING 477.4217 acres of land located in the Thomas Earle Survey, Abstract No. 18 and the James Seymour Survey, Abstract No. 698, Harris County, Texas, same being a portion of that certain 682.3105 acre tract (called to contain
683.1599 acres) comprised of five tracts conveyed to Ethyl Corporation by the following instruments:

     1) 397 acres by instrument recorded in Volume 2176, Page 283 of the Deed Records of Harris County, Texas;

     2) Residue of 7.283 acres (Ethyl Road, an 80 foot wide private road) by instrument recorded in Volume 2176, Page 287 of said Deed Records;

     3) 25.317 acres comprised of Parcel 1 containing 24.235 acres and Parcel 2 containing 1.082 acres by instrument recorded under County Clerk's File (C.C.F.) No. G466418 of the Official Public Records of Real Property, Harris County, Texas (O.P.R.R.P.H.C.T.);

     4) 181.536 acres by instrument recorded under C.C.F. No. K602614 of the O.P.R.R.P.H.C.T.;

     5) 72.039 acres by instrument recorded under C.C.F. No. M789119 of the O.P.R.R.P.H.C.T.;

said  477.4217  acre  tract  being   comprised  of  two  separate   tracts  more
particularly described by metes and bounds as follows:

                                     TRACT A

COMMENCING at said City of Houston Monument No. 5856-1603;

THENCE N 02(degree) 32' 14" W, a distance of 1505.42 feet to a 1/2-inch iron rod found marking the northeast corner of said 72.0239 acre tract in the southerly right-of-way line of the Port Terminal Railroad (based on a width of 100 feet), same being the northwest corner of said 7.283 acre tract, same also being the northeast corner and PLACE OF BEGINNING of the herein described tract (Monument No. 72, X=3,216,867.54 feet and Y=707,138.33 feet);

THENCE S 01(degree) 46' 48" E, along the common line between said 72.0239 acre tract and said 7.283 acre tract, a distance of 774.92 feet to a 5/8-inch rod with aluminum disk set for the southeast corner of the herein described tract (Monument No. 81, X=3,216,891.62 feet and Y=706,363.78 feet);

THENCE N 65(degree) 03' 13" W, a distance of 1,239.09 feet to a 5/8-inch iron rod with aluminum disk set for the southwest corner of the herein described tract (Monument No. 80, X=3,215,768.13 feet and Y=706,886.40 feet);

THENCE N 19(degree) 01' 41" W, a distance of 961.76 feet to a 5/8-inch iron rod with aluminum disk set in the southerly right-of-way line of said Port Terminal Railroad, same being the northwest corner of the herein described tract (Monument No. 79, X=3,215,454.57 feet and Y=707,795.60 feet);

THENCE S 65(degree) 03' 13" E, along the southerly right-of-way line of said Port Terminal Railroad, a distance of 1558.37 feet to the PLACE OF BEGINNING and containing 22.2245 acres of land.

                                     TRACT B

COMMENCING at said City of Houston Monument No. 5856-1603;

     THENCE N 48(degree) 11' 05" E, a distance of 1562.77 feet to a concrete monument (broken) found marking the southeast corner of said 181.536 acre tract in the curved northerly right-of-way line of said Port Terminal Railroad, same being the southwest corner of the residue of 525.997 acres of land conveyed to Georgia-Pacific Chemicals, Inc. by instrument recorded under C.C.F. No. J838887 of the O.P.R.R.P.H.C.T., same also being the most southerly southeast corner and PLACE OF BEGINNING of the herein described tract (Monument No. 31, X=3,218,098.92 feet and Y=706,676.33 feet);

THENCE in a northwesterly direction along said curved northerly right-of-way line concave to the north, having a radius of 5671.65 feet, a central angle of 00(degree) 43' 55", an Arc Length of 72.45 feet and a Long Chord which bears N 65(degree) 25' 10" W, 72.45 feet to a 5/8-inch iron rod found marking the end of said curve (Monument No. 32, X=3,218,033.04 feet and Y=706,706.46 feet);

THENCE N 65(degree) 03' 13" W, along the northerly right-of-way of said Port Terminal Railroad, a distance of 1,222.19 feet to a concrete monument with aluminum disk set for a southwest corner of the herein described tract (Monument No. 33, X=3,216,924.87 feet and Y=707,221.95 feet), same being the beginning of a non-tangent curve to the left;

THENCE running concentric with and 9 feet easterly and northeasterly of the easterly and northeasterly edge of a plant road named Ethyl Street, in a northwesterly direction along said curve to the left having a Radius of 460.00 feet, a Central Angle of 66(degree) 24' 10", an Arc Length of 533.12 feet and a Long Chord which bears N 31(degree) 22' 02" W, 503.78 feet to a 5/8-inch iron rod with aluminum disk set for the end of said curve (Monument No. 34, X=3,216,662.65 feet and Y=707,652.10 feet);

THENCE N 64(degree) 34' 07" W, parallel with and 9 feet northerly of the northerly edge of said plant road, a distance of 348.62 feet to a 5/8-inch iron rod with aluminum disk set for the beginning of a curve to the right (Monument No. 35, X=3,216,347.81 feet and Y=707,801.81 feet);

THENCE running concentric with and 9 feet northeasterly of the northeasterly edge of said plant road, in a northwesterly direction along said curve having a Radius of 550.00 feet, a Central Angle of 37(degree) 09' 30", an Arc Length of
356.69 feet and a Long Chord which bears N 45(degree) 59' 22" W, 350.48 feet to a 5/8-inch iron rod with aluminum disk set for the end of said curve (Monument No. 36, X=3,216,095.74 feet and Y=708,045.31 feet);

THENCE N 27(degree) 24' 37" W, parallel with and 9 feet easterly of the easterly edge of said plant road, a distance of 160.04 feet to an aluminum disk set on a concrete slab for the beginning of a curve to the right (Monument No. 37, X=3,216,022.07 feet and Y=708,187.38 feet);

THENCE running concentric with and 9 feet easterly of the easterly edge of said plant road, in a northwesterly direction along said curve having a Radius of
650.00 feet, a Central Angle of 24(degree) 44' 17", an Arc Length of 280.64 feet and a Long Chord which bears N 15(degree) 02' 29" W, 278.47 feet to a 5/8-inch iron rod with aluminum disk set for the end of said curve (Monument No. 38, X=3,215,949.80 feet and Y=708,456.31 feet);

THENCE N 02(degree) 40' 20" W, parallel with and 9 feet westerly of the centerline of a railroad spur, a distance of 1694.37 to a 5/8-inch iron rod with aluminum disk set for an angle point (Monument No. 39, X=3,215,870.80 feet and Y=710,148.84 feet);

THENCE N 01(degree) 55' 46" W, parallel with and 9 feet easterly of the east edge of said plant road, a distance of 467.28 feet to a concrete monument with aluminum disk set for an angle point (Monument No. 40, X=3,215,855.07 feet and Y=710,615.85 feet);

THENCE N 06(degree) 22' 22" E, a distance of 225.29 feet to a 5/8-inch iron rod with aluminum disk set for an angle point (Monument No. 41, X=3,215,880.08 feet and Y=710,839.75 feet);

THENCE N 02(degree) 40' 20" W, a distance of 746.68 feet to a 5/8-inch iron rod with aluminum disk set for a corner (Monument No. 42, X=3,215,845.26 feet and Y=711,585.61 feet);

THENCE S 87(degree) 19' 40" W, along the south edge of a plant road named Eighth Street, a distance of 281.05 feet to a 5/8-inch iron rod with aluminum disk set for a corner (Monument No. 43, X=3,215,564.52 feet and Y=711,572.51 feet);

THENCE S 02(degree) 40' 20" E, a distance of 72.23 feet to a 5/8-inch rod with aluminum disk set for a corner (Monument No. 44, X=3,215,567.89 feet and Y=711,500.35);

THENCE S 87(degree) 19' 40" W, a distance of 82.62 feet to an aluminum disk set in the centerline expansion joint of a plant road named Center Street (Monument No. 45, X=3,215,485.36 feet and Y=711,496.50 feet);

THENCE S 02(degree) 42' 38" E, along said centerline expansion joint, a distance
of  220.13  feet  to  an  aluminum  disk  set  for  corner   (Monument  No.  46,
X=3,215,495.77 feet and Y=711,276.62 feet);

THENCE S 87(degree) 19' 40" W, a distance of 190.95 feet to a 5/8-inch iron rod with aluminum disk set for a corner (Monument No. 47, X=3,215,305.02 feet and Y=711,267.72 feet);

THENCE N 02(degree) 40' 20" W, a distance of 118.97 feet to a 5/8-inch iron rod with aluminum disk set for a corner (Monument No. 48, X=3,215,299.48 feet and Y=711,386.55 feet);

THENCE S 87(degree) 19' 40" W, a distance of 541.15 feet to concrete monument with aluminum disk set for a corner (Monument No. 49, X=3,214,758.91 feet and Y=711,361.32 feet);

THENCE S 00(degree) 08' 23" W, parallel with and 10 feet east of the east edge of a plant road named South Avenue, a distance of 100.00 feet to a concrete monument with aluminum disk set for a corner (Monument No. 50, X=3,214,758.67 feet and Y=711,261.32 feet);

THENCE S 02(degree) 40' 20" E, parallel with and 10 feet east of the east edge of said plant road, a distance of 3111.20 feet to a concrete monument with aluminum disk set in the curved northerly right-of-way line of the Port Terminal Railroad, same being a southerly line of said 397 acre tract, same also being a southeast corner of the herein described tract (Monument No. 51, X=3,214,903.72 feet and Y=708,153.51 feet);

THENCE in a northwesterly direction along said curved northerly right-of-way line concave to the south, having a Radius of 2922.90 feet, a Central Angle of 07(degree) 28' 04", an Arc Length of 380.96 feet and a Long Chord which bears N 72(degree) 58' 43" W, 380.69 feet to a concrete monument with aluminum disk set for a southwest corner of the herein described tract (Monument No. 52, X=3,214,539.71 feet and Y=708,264.95 feet), same being a southwest corner of said 397 acre tract, same also being a southeast corner of the residue of
338.561 acres of land (Tract A) conveyed to Phillips Chemical Company by instrument recorded under C.C.F. No. H204648 of the O.P.R.R.P.H.C.T., said
338.561 acres of land being described by instrument recorded in Volume 5410, Page 69 of said Deed Records;

THENCE N 27(degree) 34' 49" W, along a common line between said 397 acre tract and said Phillips tract, a distance of 565.25 feet to a concrete monument with aluminum disk set for a southwest corner of the herein described tract (Monument No. 53, X=3,214,278.01 feet and Y=708,765.96 feet0;

THENCE N 02(degree) 38' 19" W, along a common line between said 397 acre tract and said Phillips tract, a distance of 3026.42 feet to a concrete monument found marking a northwest corner of said 397 acre tract, same being a northwest corner of the herein described tract, same also being an interior corner of said Phillips tract, (Monument No. 54, X=3,214,138.67 feet and Y=711,789.17 feet);

THENCE N 87(degree) 23' 41" E, along a common line between said 397 acre tract and the residue of said 338.561 acre tract, a distance of 606.70 feet to a concrete monument with aluminum disk set for an interior corner of the herein described tract (Monument No. 55, X=3,214,744.75 feet and Y=711,816.75 feet), same being an interior corner of said 397 acre trace, same also being a southeast corner of said Phillips tract;

THENCE N 02(degree) 37' 19" W, along a common line between said 397 acre tract and said Phillips tract, a distance of 1072.80 feet to a concrete monument with aluminum disk set for corner (Monument No. 56, X=3,214,695.67 feet and Y=712,888.43 feet), same being the south corner of said 25.317 acre tract in a west line of said 397 acre tract, same also being in the east line of said Phillips tract;

THENCE N 16(degree) 42' 00" W, a distance of 162.00 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 57, X=3,214,649.12 feet and Y=713,043.60 feet), same being at an angle point in the common line between said
25.317 acre tract and said Phillips tract;

THENCE N 42(degree) 11' 19" W, a distance of 166.40 feet to a concrete monument with a 2" aluminum disk found marked PC CO INT COR TR-2 (Monument No. 58, X=3,214,537.37 feet and Y=713,166.89 feet), same being at an angle point in the common line between said 25.317 acre tract and said Phillips tract;

THENCE N 56(degree) 20' 13" W, a distance of 228.00 feet to a concrete monument with aluminum disk set for corner (Monument No. 59, X=3,214,347.60 feet and Y=713,293.27 feet), same being at an angle point in common line between said
25.317 acrea tract of and said Phillips tract;

THENCE S 87(degree) 22' 41" W, a distance of 145.01 feet to a concrete monument with a 2-inch aluminum disk found marked PC SW COR TR-2 marking a southwest corner of said 25.317 acre tract, same being an interior corner of said Phillips tract (Monument No. 60, X=3,214,202.74 and Y=713,286.64 feet);

THENCE N 12(degree) 54' 19" W, running thru a dredged boat slip along a common line between said 25.317 acre tract and said Phillips tract, a distance of 2099.13 feet to the northwest corner of said 25.317 acre tract located within the Houston Ship Channel, same being the northeast corner of said Phillips tract;

THENCE S 81(degree) 51' 19" E, a distance of 343.20 feet;

THENCE N 57(degree)04' 14" E, a distance of 203.77 feet to the northeast corner of said 25.317 acre tract located within the Houston Ship Channel;

THENCE S 12(degree) 54' 19" E, along the east line of said 25.317 acre tract, a distance of 171.55 feet to its intersection with the southerly waters edge of the Houston Ship Channel, same being the most northerly northwest corner of said 397 acre tract;

THENCE N 87(degree) 21' 54" E, along the southerly waters edge of the Houston Ship Channel a distance of 29.44 feet to a northeast corner of the herein described tract;

THENCE S 13(degree) 07' 30" E, at 8.77 feet pass a concrete monument with aluminum disk set for reference (Monument No. 22, X=3,214,314.41 feet and Y=715,220.48 feet), at 85.72 feet pass a 5/8-inch iron rod with aluminum disk set on top of a levee for reference (Monument No. 21, X=3,214,331.88 feet and Y=715,145.55 feet), continuing the same course running parallel with and approximately 8 feet westerly of the westerly edge of a plant road named South Street, a total distance of 760.97 to a concrete monument with aluminum disk set for corner (Monument No. 20, X=3,214,485.22 feet and Y=714,487.93 feet);

THENCE N 87(degree) 19' 40" E, parallel with and approximately 9 feet south of the south edge of a plant road named Second Street, a distance of 1220.65 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 19, X=3,215,704.54 feet and Y=714,544.84 feet);

THENCE S 02(degree) 40' 20" E, a distance of 344.71 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 18, X=3,215,720.61 feet and Y=714,200.51 feet);

THENCE S 87(degree) 19' 40" W, a distance of 349.13 feet to an aluminum disk set for corner (Monument No. 17, X=3,215,371.86 feet and Y=714,184.23 feet);

THENCE S 02(degree) 40' 20" E, parallel with and one foot east of the east edge of Center Street, a distance of 555.75 feet to an aluminum disk set for corner (Monument No. 16, X=3,215,397.77 feet and Y=713,629.09 feet);

THENCE N 87(degree) 19' 40" E, parallel with and one foot north of the north edge of a plant road named Third Street, a distance of 399.13 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 15, X=3,215,796.47 feet and Y=713,647.69 feet);

THENCE S 02(degree) 38' 28" E, a distance of 233.50 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 14, X=3,215,807.23 feet and Y=713,414.44 feet);

THENCE N 87(degree) 21' 32" E, a distance of 58.56 feet to a point for corner;

THENCE S 02(degree) 38' 28" E, at 210.78 feet pass a 5/8-inch iron rod with aluminum disk set for reference (Monument No. 13, X=3,215,875.43 feet and Y=713,206.59 feet), continuing the same course a total distance of 212.78 feet to a point for corner;

THENCE N 87(degree) 21' 32" E, a distance of 56.07 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 12, X=3,215,931.53 feet and Y=713,207.17 feet);

THENCE N 02(degree) 38' 28" W, a distance of 43.23 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 11, X=3,215,929.54 feet and Y=713,250.36 feet);

THENCE S 87(degree) 21' 32" W, a distance of 26.00 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 10, X=3,215,903.57 and Y=713,249.16 feet);

THENCE N 00(degree)  04' 01" E, a distance of 537.69 feet to a 5/8-inch iron rod
with  aluminum  disk  set  for  corner  (Monument  No.  9,   X=3,215,904.20  and
Y=713,786.85 feet);

THENCE N 83(degree)  24' 45" E, a distance of 214.81 feet to a 5/8-inch iron rod
with  aluminum  disk  set  for  corner  (Monument  No.  8,   X=3,216,117.59  and
Y=713,811.49 feet);

THENCE N 52(degree)  48' 48" E, a distance of 168.99 feet to a 5/8-inch iron rod
with  aluminum  disk  set  for  corner  (Monument  No.  7,   X=3,216,252.22  and
Y=713,913.63 feet);

THENCE N 01(degree)30' 38" W, a distance of 179.83 feet to an "X" cut in the east handrail of a metal walkway for corner;

THENCE N 88(degree) 07' 20" W, at 184.39 feet pass a 5/8-inch iron rod with aluminum disk set for reference (Monument No. 6, X=3,216,063.19 and Y=714,099.44 feet), continuing the same course a total distance of 442.63 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 5, X=3,215,805.08 feet and Y=714,107.90 feet);

THENCE N 02(degree)  43' 37" W, a distance of 263.97 feet to a 5/8-inch iron rod
with  aluminum  disk  set  for  corner  (Monument  No.  4,   X=3,215,792.52  and
Y=714,371.57 feet);

THENCE N 87(degree) 16' 23" E, a distance of 87.68 feet to a 5/8-inch iron rod with aluminum disk set for corner in the west edge of a plant road (Monument No. 3, X=3,215,880.10 and Y=714,375.74 feet);

THENCE N 02(degree) 43' 37" W, a distance of 133.35 feet to an aluminum disk set for corner in the west edge of a plant road (Monument No. 2, X=3,215,873.76 and Y=714,508.94 feet);

THENCE 70(degree)21' 47" E, a distance of 308.79 feet to a 5/8-inch iron rod set at the base of the northerly face of a concrete wall;

THENCE N 43(degree)05' 57" W, along the northerly face of said concrete wall, a distance of 158.72 feet to a 5/8-inch iron rod set for corner;

THENCE N 58(degree)16' 37" W, along the northerly face of said concrete wall, a distance of 118.61 feet to a 5/8-inch iron rod set for corner;

THENCE N 64(degree)49' 09" W, along the northerly face of said concrete wall, a distance of 210.85 feet to a 5/8-inch iron rod set for corner;

THENCE N 24(degree) 39' 30" E, at 45.72 feet pass a 5/8-inch iron rod with aluminum disk set for reference (Monument No. 1, X=3,215,783.52 and Y=714,922.24 feet), continuing the same course a total distance of 66.16 feet to a point for corner on the northerly edge of a bulkhead, same being the southerly waters edge of the Houston Ship Channel;

THENCE in a southeasterly direction along the northerly edge of a concrete bulkhead, same being the southerly waters edge of the Houston Ship Channel the following courses and distances:

     S 64(degree) 53' 24" E, a distance of 271.78 feet;

     S 44(degree) 59' 16" E, a distance of 250.83 feet;

     S 67(degree) 02' 59" E, a distance of 155.04 feet to the end of said concrete bulkhead;

     THENCE in an easterly and southeasterly direction along the southerly waters edge of the Houston Ship Channel the following courses and distances:

     N 86(degree) 12' 39" E, a distance of  80.97 feet;

     S 67(degree) 10' 23" E, a distance of 145.11 feet;

     S 40(degree) 39' 22" E, a distance of 191.89 feet;

     S 15(degree) 29' 08" E, a distance of 135.54 feet;

     S 02(degree) 27' 21" E, a distance of 288.40 feet;

     S 30(degree) 20' 53" E, a distance of 147.21 feet;

     S 07(degree) 09' 56" W, a distance of 72.95 feet to a point on existing steel pilings;

     THENCE along said steel pilings, same being the southerly waters edge of the Houston Ship Channel the following courses and distances:

     S 46(degree) 40' 38" E, a distance of 105.21 feet to an angle point of said steel pilings;

     N 27(degree) 41' 15" E, a distance of 104.27 feet to an angle point of said steel pilings;

THENCE in an easterly direction along the southerly waters edge of the Houston Ship Channel the following courses and distances:

     S 78(degree) 39' 32" E, a distance of 66.00 feet;

     S 76(degree) 13' 06" E, a distance of 851.45 feet;

     N 83(degree) 16' 48" E, a distance of 77.20 feet;

     N 71(degree) 23' 44" E, a distance of 34.08 feet;

     S 51(degree) 01' 35" E, a distance of 14.22 feet to the northeast corner of said 181.536 acre tract, same being the northwest corner of the residue of said Georgia-Pacific Chemicals, Inc. 525.997 acre tract;

THENCE S 12(degree) 48' 29" W, along the common line between said Georgia-Pacific tract and said 181.536 acre tract, at 118.60 feet pass a 5/8-inch iron rod with aluminum disk set for reference (Monument No. 61, X=3,217,922.00 feet and Y=713,472.56 feet), continuing the same course a total distance of 375.33 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 62, X=3,217,865.08 feet and Y=713,222.23 feet);

THENCE S 26(degree) 22' 53" E, along said common line, a distance of 170.82 feet to a 5/8-inch iron rod found for corner (Monument No. 63, X=3,217,940.99 feet and Y=713,069.20 feet);

THENCE S 01(degree) 06' 08" E, along said common line, a distance of 534.12 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 64, X=3,217,951.26 and Y=712,535.18 feet);

THENCE S 02(degree) 17' 45" E, along said common line, a distance of 676.82 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 65, X=3,217,978.37 and Y=711,858.91 feet);

THENCE S 01(degree) 35' 39" E, along said common line, a distance of 1568.72 feet to a 5/8-inch iron rod with aluminum disk set for corner (Monument No. 66, X=3,218,022.01 and Y=710,290.80 feet);

THENCE S 01(degree) 48' 33" E, along said common line a distance of 3305.54 feet to a concrete monument with aluminum disk set for corner (Monument No. 67, X=3,218,126.38 and Y=707,986.90 feet);

THENCE S 89(degree) 25' 33" W, along said common line, a distance of 1.99 feet to a concrete monument with aluminum disk set for corner (Monument No. 68, X=3,218,124.39 and Y=706,986.88 feet);

THENCE S 00(degree) 26' 38" E, along said common line a distance of 94.27 feet to a concrete monument found corner (Monument No. 69, X=3,218,125.12 and Y=706,892.62 feet);

THENCE S 03(degree) 22' 51" E, along said common line a distance of 142.19 feet to a concrete monument found for corner (Monument No. 70, X=3,218,133.50 and Y=706,750.68 feet);

THENCE S 24(degree)56' 32" W, along said common line a distance of 82.00 feet to the PLACE OF BEGINNING and containing 477.1219 acres of land.

SAVE AND EXCEPT the following described tract of land;

COMMENCING at said City of Houston Monument No. 5856-1603;

THENCE N 02(degree) 07' 38" W, a distance of 6,085.09 feet to an aluminum disk set in an existing plant road for the northeast corner and PLACE OF BEGINNING of the herein described tract (Monument No. 23, X=3,216,708.33 feet and Y=711,715.27 feet);

THENCE S 01(degree) 13' 42" E, a distance of 782.09 feet to an aluminum disk set in said plant road for a southeast corner of the herein described tract (Monument No. 24, X=3,216,725.09 and Y=710,933.36 feet);

THENCE S 89(degree) 00' 37" W, a distance of 264.09 feet to a concrete monument with aluminum disk set for an interior corner of the herein described tract (Monument No. 25, X=3,216,461.04 feet and Y=710,928.80 feet);

THENCE S 02(degree) 43' 45" E, a distance of 1485.73 feet to a concrete monument with aluminum disk set for the most southerly southeast corner of the herein described tract (Monument No. 26, X=3,216,531.78 and Y=709,444.75 feet);

THENCE S 86(degree) 48' 37" W, a distance of 351.13 feet to a concrete monument with aluminum disk set for the southwest corner of the herein described tract in the west edge of a gravel road (Monument No. 27, X=3,216,181.20 and Y=709,425.21 feet);

THENCE N 02(degree) 36' 27" W, along the west edge of said gravel road and its northerly projection, a distance of 2116.53 feet to a concrete monument with aluminum disk set for the most westerly northwest corner of the herein described tract (Monument No. 28, X=3,216,084.91 and Y=711,539.55 feet);

THENCE N 83(degree) 30' 41" E, a distance of 344.41 feet to a 5/8-inch iron rod with aluminum disk set for an interior corner of the herein described tract (Monument No. 29, X=3,216,427.11 and Y=711,578.47 feet);

THENCE N 04(degree) 22' 22" W, a distance of 118.38 feet to a 5/8-inch iron rod with aluminum disk set for the most northerly northwest corner of the herein described tract in the southerly edge of an existing plant road (Monument No. 30, X=3,216,418.09 and Y=711,696.51 feet);

THENCE N 86(degree) 18' 02" E, a distance of 290.84 feet to the PLACE OF BEGINNING and containing 21.9247 acres of land, leaving a net area of 455.1972 acres. The combined area of the above described TRACT A (22.2245 acres) and TRACT B (455.1972 acres) is 477.4217 acres of land.

NOTE: Bearings recited above are referenced to the Texas State Plane Coordinate System, South Central Zone, based on City of Houston Monuments No. 5856-1603 and 5856-1202.

/s/ Carrol L. Smith
-------------------------------
Carroll L. Smith
R.P.L.S. No. 4181

Date:         April 7, 1994
Dwg. No.:     EC-2036D-8001
UEE Job No.:  2036

                                                                     EXHIBIT B-1

                          METES AND BOUNDS DESCRIPTION

            12,2947 ACRES OF LAND LOCATED IN THE THOMAS EARLE SURVEY,
                      ABSTRACT NO. 18, HARRIS COUNTY, TEXAS


BEING 12.2947 acres (535,557 square feet) of land located in the Thomas Earle Survey, Abstract No. 18, Harris County, Texas, same being out of that certain 447,4217 acre tract of land conveyed to the Albemarle Corporation as per an instrument recorded under County Clerk's File No. R143010 (Film Code No. ###-##-####) of the Official Public Records of Real Property of Harris County, Texas, said 12.2947 acres tract of land being more particularly described by metes and bounds as follows:

COMMENCING at City of Houston Monument No. 5856-1603 (X=3,216,934.19 feet and Y=705,634.38 feet);

THENCE North 15(degree) 18' 06" West , a distance of 9,128.97 feet to a railroad spike set for the northwest corner and PLACE OF BEGINNING of the herein described tract (X=3,214,525.04 feet and Y=714,439.72 feet);

THENCE North 87(degree)30' 34" East , a distance of 562.70 feet to a railroad spike set for a corner of the herein described tract;

THENCE South 86(degree)21' 18" East , a distance of 94.34 feet to a railroad spike set for a corner of the herein described tract;

THENCE South 02(degree)20' 51" East , a distance of 206.50 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE North 87(degree)30' 25" East , a distance of 79.68 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE North 02(degree)20' 51" East , a distance of 52.20 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE North 87(degree)41' 11" East , a distance of 51.39 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 02(degree)30' 43" East , a distance of 425.70 feet to a concrete nail set for a corner of the herein described tract;

THENCE South 87(degree)39' 28" West , a distance of 49.74 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE North 02(degree)57' 30" East , a distance of 27.82 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 87(degree)43'38" West , a distance of 30.14 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 02(degree)06' 16" East , a distance of 31.02 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 87(degree)37' 16" West , a distance of 41.81 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 02(degree)28' 12" East , a distance of 181.81 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 89(degree)09' 26" West , a distance of 43.03 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 02(degree)14' 07" East , a distance of 41.14 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE South 87(degree)51' 55" West , a distance of 428.10 feet to 1/2 inch iron rod set for a corner of the herein described tract;

THENCE South 02(degree)09' 05" East , a distance of 72.60 feet to a `+' scribed in concrete for a corner of the herein described tract;

THENCE South 02(degree)09' 35" East , a distance of 106.04 feet to a `+' scribed in concrete for a corner of the herein described tract;

THENCE South 02(degree)09' 45" East , a distance of 120.98 feet to a `+' scribed in concrete for a corner of the herein described tract;

THENCE South 14(degree)33' 35" West, a distance of 113.17 feet to a `+' scribed in concrete for a corner of the herein described tract;

THENCE South 03(degree)03' 58" East, a distance of 126.64 feet to a1/2inch iron rod set for a corner of the herein described tract;

THENCE South 86(degree)18' 50" West, a distance of 27.95 feet to a1/2inch iron rod set for a corner of the herein described tract;

THENCE North 02(degree)46' 14" West, a distance of 130.12 feet to a `+' scribed in concrete for a corner of the herein described tract;

THENCE North 14(degree)02' 35" East, a distance of 114.20 feet to a `+' scribed in concrete for a corner of the herein described tract;

THENCE North 02(degree)10' 10" West, a distance of 322.62 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE North 18(degree)33' 02" West, a distance of 216.50 feet to a 60 penny nail set for a corner of the herein described tract;

THENCE North 12(degree)52' 40" West, a distance of 602.95 feet to the PLACE OF BEGINNING, containing 12.2947 acres (535,557 square feet) of land.


                              /s/ Robert A. Marlowe
                      -------------------------------------
                                Robert A. Marlowe
                      Registered Professional Land Surveyor
                           Texas Registration No. 4218

                       EXHIBIT C TO GROUND LEASE AGREEMENT

                               EASEMENT AGREEMENT


     This Easement Agreement is dated July 31, 1995 and is between ALBEMARLE CORPORATION, a Virginia corporation, having an office at 451 Florida Street, Baton Rouge, LA 70801 ("Grantor"), and MEMC PASADENA, INC., a Delaware corporation, having an office at 3000 N. South Street, Pasadena, TX 77503 ("Grantee").

     WHEREAS:

     A. Grantor is the owner of a trace of land described on Exhibit A attached hereto and made a part hereof ("Parcel 1"); and

     B. Grantee is the lessee of a tract of land described on Exhibit A ("Parcel 2").

     C. In connection with that certain Ground Lease Agreement dated July 31, 1995 by and between Grantor and Grantee, Grantor has agreed to grant to Grantee an easement over, under and across that part of Parcel 1 described as the "Easement" on Exhibit A (the "Easement") for the purposes described herein and subject to the provisions hereof.

     NOW THEREFORE, in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the following grants, agreement, covenants and restrictions are made:

     1. GRANT OF EASEMENT. Grantor hereby grants to Grantee, its successor and assigns, as an easement appurtenant to Parcel 2, a perpetual easement over, under and across the Easement for the purposes of gaining pedestrian and vehicular access from public roads to Parcel 2. This Easement shall run with the land described as Parcel 2 and shall be binding upon and inure to the benefit of Grantee, its successors and assigns and all persons and entities claiming by, through or under any of them.

     2. GRANTOR'S USE OF EASEMENT. Grantor's use of the Easement is not exclusive. Grantor reserves the right to make or permit any use of the Easement that does not unreasonably interfere with Grantee's use of the Easement.

     3. GRANTEE'S USE OF EASEMENT. Grantee covenants that the Easement will be used only for the purposes described in paragraph 1 above.

     4. MAINTENANCE AND REPAIR.

          4.1 Grantor shall maintain and repair the Easement. If Grantee is not already reimbursing Grantor pursuant to the Operating Agreement of even date between Grantor and Grantee for such costs and expenses, Grantee shall reimburse

     Grantor for Grantee's fair share of all of the actual costs and expenses incurred by Grantee in maintaining and repairing the Easement, including but not limited to manpower, administration, equipment and materials. This reimbursement shall be Grantee's fair share of such actual cost to Grantor for such costs and expenses calculated in accordance with Grantor's then current internal Pasadena Plant accounting practices and procedures ("Reimbursable Costs"). Grantor and Grantee will use their best efforts to reach agreement on the calculation of Grantee's fair share of the costs and expenses. The application of such accounting practices shall not favor Grantor or Grantee. Any charge for salaried and hourly employees used by Grantor in maintenance or repair of the Easement shall include Grantor's expenditures or accruals for all of Grantor's costs and expenses associated with its employees, including, but not limited to, benefit and pension programs, and for taxes, workers' compensation insurance, vacations, holidays, and unavoidable absences. When employees are used on a part-time basis to perform maintenance and repair, charges for their expenses shall be apportioned according to the time spent. In the event Grantor and Grantee are unable after reasonable effort to reach agreement on Grantee's fair share of the cost and expenses, then either Grantor or Grantee may submit the matter to arbitration in the same manner as set forth in Section
     28.04 of the Operating Agreement.

          4.2 Grantor shall submit to Grantee quarterly (or monthly at Grantor's option) its invoice for Grantee's fair share of the costs and expenses outlined in Section 4.1 during the prior quarter (month). Such invoice shall be due and payable without discount ten (10) days after receipt of the invoice.

          Invoices shall be faxed to:

                       MEMC Pasadena, Inc.
                       c/o MEMC Electronic Materials, Inc.
                       501 Pearl Drive
                       P.O. Box 8
                       St. Peters, MO 63376
                       Attention: MEMC Pasadena Accountant (Greg Bouquet)
                       Fax: 314-279-5163
                       Tel.: 314-279-5229


     Payments will be made to the address specified on the invoice. Any delinquent or overdue invoices shall be subject to a finance charge of one percent (1%) per month, or the maximum rate allowed by law, whichever is less.

          4.3 Grantor shall maintain good and sufficient records to support the costs and expenses invoiced hereunder. All records maintained by Grantor relating to the costs and expenses incurred pursuant to this section shall be made available for review by Grantee's representative during normal hours of business if Grantee has a reasonable basis to question the accuracy of the costs and expenses invoiced by Grantor hereunder. Grantee may request, and Grantor shall provide, detail information supporting, and explanation of, specific charges at any time.

          4.4 In the event that there is a disagreement between the parties on any item or items included in an invoice or as revealed in a review as provided for in Section 4.3, the parties shall meet and in good faith use their reasonable efforts to resolve the disagreement as promptly as possible and prior to the issuance of the next invoice. Payments of invoices shall not be delayed in whole or in part, however, because of any such agreement between the parties and proper adjustments shall be made when the disagreement is resolved. In no event shall Grantee be entitled to, nor will it set off any claims Grantee or its affiliates might have against Grantor against Grantee's fair share of the costs and expenses invoiced pursuant to this Section.

     5. WARRANTIES OF TITLE. Grantor warrants that it has good title to the Easement, subject only to those liens, mortgage, charges, pledges, easements, encumbrances and imperfections of record, and that the grant of this easement has been duly authorized by all necessary corporate action.

     6. CONSTRUCTION. The rule of strict construction does not apply to this grant of easement. This grant shall be given a reasonable construction so that the intention of the parties to confer a commercially usable right of access to Parcel 2 to Grantee, its successor and assigns, is carried out.

     7. NOTICES. All notices and other communications in connection with this Agreement shall be in writing and any notice or communication hereunder shall be deemed delivered to the address thereof on the earlier of: (a) three days after deposit in any main or branch United States Post Office, certified or registered mail, postage prepaid, (b) one day after deposit with any nationally recognized courier server, with charges prepaid, or (c) when hand delivered, in any case address to the parties, respectively, as follows:

     For notices to Grantor:

                         Albemarle Corporation
                         451 Florida Street
                         Baton Rouge, LA 70801
                         Attention: Vice President, Manufacturing with a copy to:

                         Albemarle Corporation
                         451 Florida Street
                         Baton Rouge, LA 70801
                         Attention: Law Department

     For notices to Grantee:

                         MEMC Pasadena, Inc.
                         c/o MEMC Electronic Materials, Inc.
                         501 Pearl Drive
                         P.O. Box 8
                         St. Peters, MO 63376
                         Attention: President-MEMC Pasadena, Inc.

     By notice complying with the requirements of this paragraph, each party shall have the right to change the address for all future notices and other communications to such party; provided, however, that no notice of change of address or addresses shall be effective until actually received.

     8. RELEASE OF EASEMENT. Grantee may herein terminate this instrument by recording a release in recordable form with directions for delivery of same to Grantor, its successors or assigns, at Grantor's past address given pursuant hereto, whereupon all rights duties and liabilities hereby created shall terminate. This Easement shall automatically terminate in the event of termination or expiration of the Ground Lease of even date between Grantor and Grantee, whereupon Grantor may record such termination or expiration as of public record.

     9. GOVERNING LAW; COMPLETE AGREEMENT. This Agreement is entered into and shall be construed and governed in all respects under the laws of the State of Texas. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof.

     10. GUARANTY. MEMC Electronic Materials, Inc., parent company of Grantee, absolutely, unconditionally and irrevocably guarantees the obligations of Grantee, its successors and assigns, pursuant to this Agreement, and as such, is a contracting party to this Agreement.

     11. INSOLVENCY. If Grantee or MEMC Electronic Materials, Inc. makes an assignment for the benefits of its creditor(s), or attachment or garnishment proceedings are commenced, or a receiver is appointed over any property of Grantee or MEMC Electronic Materials, Inc. is appointed over any property of Grantee or MEMC Electronic Materials, Inc., or proceedings are instituted by or against Grantee or MEMC Electronic Materials, inc. under the bankruptcy Code, then Grantor may terminate this Agreement effective upon the date of such assignment, commencement, appointment of institution or proceedings.

     IN WITNESS WHEREOF, the parties hereto have executed or have caused this instrument to be executed by their proper officers duly authorized to execute the same, as of the day and year first above written.

GRANTOR:                                  GRANTEE:

ALBEMARLE CORPORATION                     MEMC PASADENA, INC.
By:                                       By:
Its:                                      Its:

Sworn  and  subscribed  before  me        Sworn  and  subscribed  before  me
this 31st day of July, 1995               this31st day of July, 1995
-----------------------------------       -----------------------------------
Notary Public                             Notary Public
My commission expires:                    My commission expires:

                                    EXHIBIT A

     This Exhibit A shall be substituted for promptly following Closing by a map to be prepared by Grantor depicting Parcel 1 and Parcel 2.

     Exhibit A will show that an approximately 30(degree) wide easement (or such normally associated with the width of N. South Street) is granted by Grantor to Grantee along N. South Street through Parcel 1 (which is Grantor's Pasadena Plant site) from the point N. South Street ceases to be a public road until the point where N. South Street intersects the closest point of Parcel 2 (which is the land as defined in the Ground Lease Agreement). In the event N. South Street ends prior to intersecting Parcel 2, then the easement shall continue in the most direct route to the closest point of Parcel 2.

                       EXHIBIT D TO GROUND LEASE AGREEMENT

                               EASEMENT AGREEMENT

     This Easement  Agreement is dated                , 1995 and is between MEMC
Pasadena,  Inc. or Albemarle  Corporation  (as the case may be), a
            corporation, having an office at                   ("Grantor"),  and
MEMC Pasadena Inc. or Albemarle  Corporation (as the case may be), a
            corporation, having an office at                ("Grantee).

     WHEREAS:

     A. Grantor is the owner of a tract of land described on Exhibit A attached hereto and made a part hereof ("Parcel A"); and

     B. Grantee is the lessee of a tract of land described on Exhibit A ("Parcel B"); and

     C. In connection with that certain Ground Lease Agreement dated July 31, 1995 by and between Grantor and Grantee, Grantor has agreed to grant to Grantee a legally valid, binding and recordable perpetual easement whereby the Grantor provides one or more easements to Grantee over, across, upon, in or under, as the case may be, a certain portion or potions of Parcel A to be agreed upon in good faith between the parties to enable Grantor to obtain, install, operate, maintain, repair and replace utilities, including, without limitation, electricity, gas, telephone, sewage and water from he applicable producers to service Parcel B, and to repair fences, it being the intent that the location of such easements shall be in the most convenient place for the provision of such utilities to the extent reasonably practicable, while providing the least inconvenience to Grantor.

     NOW THEREFORE, in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the following grants, agreement, covenants and restrictions are made:

     1. GRANT OF EASEMENT. Grantor hereby grants to Grantee, its successors and assigns, as an easement appurtenant to Parcel 2, a perpetual easement over,
under     and     across     the     Easement     for    the     purposes     of
-----------------------------------------------------
-----------------------------------------------------------------------------
______________________________________  ("Easement").  This  Easement  shall run with the land described as Parcel 2 and shall be binding upon and inure to the benefit of Grantee, its successors and assigns and all persons and entities claiming by, through or under any of them.

     2. GRANTOR'S USE OF EASEMENT. Grantor's use of the Easement is not exclusive. Grantor reserves the right to make or permit any use of the Easement that does not unreasonably interfere with Grantee's use of the Easement.

     3. GRANTEE'S USE OF EASEMENT. Grantee covenants that the Easement will be used only for the purposes described in paragraph 1 above.

     4. MAINTENANCE AND REPAIR.

     4.1 Grantor shall maintain and repair the Easement. Grantee shall reimburse Grantor for Grantee's fair share of all of the actual costs and expenses incurred by Grantee in maintaining and repairing the Easement, including, but not limited to manpower, administration, equipment and materials. This reimbursement shall be Grantee's fair share of such additional cost to Grantor for such costs and expenses calculated in accordance with Grantor's then current internal Pasadena Plant or MEMC Plant accounting practices and procedures ("Reimbursable Costs"). Grantor and Grantee will use their best efforts to reach agreement on the calculation of Grantee's fair share of the costs and expenses. The application of such accounting practices shall not favor Grantor or Grantee. Any charge for salaried and hourly employees used by Grantor in maintenance or repair of the Easement shall include Grantor's expenditures or accruals for all of Grantor's costs and expenses associated with its employees, including, but not limited to, benefit and pension programs, and for taxes, workers' compensation insurance, vacations, holidays, and unavoidable absences. When employees are used on a part-time basis to perform maintenance and repair, charges for their expenses shall be apportioned according to the time spent. In the event Grantor and Grantee are unable after reasonable effort to reach agreement on Grantee's fair share of the cost and expenses, then either Grantor or Grantee may submit the matter to arbitration in the same manner as set forth in Section 28.04 of the Operating Agreement.

     4.2 Grantor shall submit to Grantee quarterly (or monthly at Grantor's option) its invoice for Grantee's fair share of the costs and expenses outlined in Section 4.1 during the prior quarter (month). Such invoice shall be due and payable without discount ten (10) days after receipt of the invoice.

          Invoices shall be faxed to:

                    ---------------------------
                    ---------------------------
                    ---------------------------
                    Attention: Accounts Payable

     Payments will be made to the address specified on the invoice. Any delinquent or overdue invoices shall be subject to a finance charge of one percent (1%) per month, or the maximum rate allowed by law, whichever is less.

     4.3 Grantor shall maintain good and sufficient records to support the costs and expenses invoiced hereunder. All records maintained by Grantor relating to the costs and expenses incurred pursuant to this section shall be made available for review by Grantee's representative during normal hours of business if Grantee has a reasonable basis to question the accuracy of the costs and expenses invoiced by Grantor hereunder. Grantee may request, and Grantor shall provide, detail information supporting, and explanation of, specific charges at any time.

     4.4 In the event that there is a disagreement between the parties on any item or items included in an invoice or as revealed in a review as provided for n Section 4.3, the parties shall meet and in good faith use their reasonable efforts to resolve the disagreement as promptly as possible and prior to the issuance of the next invoice. Payments of invoices shall not be delayed in whole or in part, however, because of any such agreement between the parties and proper adjustments shall be made when the disagreement is resolved. In no event shall Grantee be entitled to, nor will it set off any claims Grantee or its affiliates might have against Grantor against Grantee's fair share of the costs and expenses invoiced pursuant to this Section.

     5. WARRANTIES OF TITLE. Grantor warrants that it has good title to the Easement, subject only to those liens, mortgage, charges, pledges, easements, encumbrances and imperfections of record, and that the grant of this easement has been duly authorized by all necessary corporate action.

     6. CONSTRUCTION. The rule of strict construction does not apply to this grant of easement. This grant shall be given a reasonable construction so that the intention of the parties to confer a commercial usable easement for Grantee, its successors and assigns, is carried out.

     7. NOTICES. All notices and other communications in connection with this Agreement shall be in writing and any notice or communication hereunder shall be deemed delivered to the addresses thereof on the earlier of: (a) three days after deposit in any main or branch United States Post Office, certified or registered mail, postage prepaid, (b) one day after deposit with any nationally recognized courier server, with charges prepaid, or (c) when hand delivered, in any case address to the parties, respectively, as follows:

                  For notices to Grantor:


                  ---------------------------
                  ---------------------------
                  ---------------------------
                  Attention:

                  with a copy to:

                  ---------------------------
                  ---------------------------
                  ---------------------------
                  Attention:

                  For Notices to Grantee:

                  ---------------------------
                  ---------------------------
                  ---------------------------

                  with a copy to:

                  ---------------------------
                  ---------------------------
                  ---------------------------
                  Attention:

     By notice complying with the requirements of this paragraph, each party shall have the right to change the address for all future notices and other communications to such party; provided, however, that no notice of change of address or addresses shall be effective until actually received.

     8. RELEASE OF EASEMENT. Grantee may herein terminate this instrument by recording a release in recordable form with directions for delivery of same to Grantor, its successors or assigns, at Grantor's last address given pursuant hereto, whereupon all rights, duties and liabilities hereby created shall terminate.

     9. GOVERNING LAW; COMPLETE AGREEMENT. This Agreement is entered into and shall be construed and governed in all respects under the laws of the State of Texas. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof.

     10. INSOLVENCY. If Grantee makes an assignment for the benefit of its creditor(s), or attachment or garnishment proceedings are commenced, or a receiver is appointed over any property of Grantee, or proceedings are instituted by or against Grantee hereto under the bankruptcy code, then Grantor may terminate this Agreement effective upon the date of such assignment, commencement, appointment or institution of proceedings.

     IN WITNESS WHEREOF, the parties hereto have executed or have caused this instrument to be executed by their proper officers duly authorized to execute the same, as of the day and year first above written.

GRANTOR:                                   GRANTEE:
ALBEMARLE CORPORATION                      MEMC PASADENA, INC.
By:                                        By:
Its:                                       Its:


Subscribed before me this   st day          Subscribed before me this   st day
                         ---                                          ---
of           ,                              of             ,
  -----------  --------                         -----------  -------

----------------------------------          ----------------------------------

Notary Public                                Notary Public
My commission expires:                       My commission expires:
                       -----------                                 ------------

                                    EXHIBIT A

    To be attached. Map of Pasadena Plant Setting Forth Outline of Electronic
                        Materials Facility and Easement.